                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                     Between

                            Moldbury Holdings Limited


                                       And

                                 NAM Corporation



PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of February 16, 2000 (the "Agreement"), between Moldbury Holdings Limited (the "Investor") and NAM Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor from time to time as provided herein, and Investor shall purchase, up to $7,000,000 (the "Aggregate Purchase Price") of the Common Stock (as defined below); and

         WHEREAS, such investments will be made by the Investor as a statutory underwriter of a registered indirect primary offering of such Common Stock by the Company;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               Certain Definitions

         Section 1.1 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.2 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.3 "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         Section 1.4 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

         Section 1.5 "Closing Date" shall mean, with respect to a Closing, the second Trading Day following the Put Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

         Section 1.6 "Commitment Amount" shall mean the $7,000,000 up to which the Investors have agreed to provide to the Company in order to purchase the Put Shares pursuant to the terms and conditions of this Agreement, subject to increase as set forth in Section 2.6.

         Section 1.7 "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $7,000,000, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring three years from the date of commencement of the Commitment Period.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par value $.001 per share.

         Section 1.9 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2.

         Section 1.10 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the sale by the Company and resale by the Investors of the Registrable Securities as set forth in Section 7.2(a).

         Section 1.11 "Escrow Agent" shall mean the escrow agent designated in the Escrow Agreement.

         Section 1.12 "Escrow Agreement" shall mean the escrow agreement in the form attached hereto as Exhibit A.

         Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.14 "Floor Price" shall mean, with respect to any given Put, that Purchase Price set solely by the Company below which the Put shall be automatically cancelled.

         Section 1.15 "Investment Amount" shall mean the dollar amount to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 2.2 hereof.

         Section 1.16 "Market Price" on any given date shall mean the average of the closing bid prices (as reported by Bloomberg L.P.) of the Common Stock on each Trading Day during the Valuation Period relating to such date.

         Section 1.17 "Material Adverse Effect" shall mean any effect on the business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement or the Escrow Agreement in any material respect.

         Section 1.18 "Maximum Put Amount" shall mean the amount indicated by the following table:

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                           20,000-35,000 Avg.    35,001-50,000 Avg. 30    50,001-65,000 Avg.    65,001-Above Avg. 30
    Stock Bid Price       30 Trading Day Volume    Trading Day Volume    30 Trading Day Volume   Trading Day Volume
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       2.00-3.50                $500,000                $500,000               $750,000               $750,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       3.51-5.00                $500,000                $750,000               $750,000              $1,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       5.01-6.50                $750,000               $1,000,000             $1,000,000             $1,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       6.51-8.50                $750,000               $1,000,000             $1,000,000             $1,500,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
       8.01-Above              $1,000,000              $1,000,000             $1,500,000             $2,000,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


         If the Bid Price or the thirty-day average trading volumes shall be less than the parameters set forth in the foregoing table, the Maximum Put Amount shall be $250,000.

         Section 1.19 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.20 "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section 1.21 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.22 "Principal Market" shall mean the NASDAQ National Market, the NASDAQ Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. Principal Market shall not include the OTC Bulletin Board without the express written consent of the Investors.

         Section 1.23 "Purchase Price" shall mean with respect to Put Shares, eighty-nine percent (89%) (the "Purchase Price Percentage") of the average of the daily Market Prices during the Valuation Period applicable to a Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement), provided, however, that in no event shall the Purchase Price for the Put Shares be less than the Floor Price, if any, established for such Put. Upon any Special Activity, the Purchase Price Percentage shall be eighty-six percent (86%) of the Market Price upon a Put Date.

         Section 1.24 "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

         Section 1.25 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

         Section 1.26 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor.

         Section 1.27 "Put Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

         Section 1.28 "Registrable Securities" shall mean the Put Shares and Warrant Shares until (i) all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Put Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Put Shares and Warrant Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Put Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.29 "Registration Statement" shall mean the Company's registration statement on Form S-3, and any subsequent Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC, such as Form S-1 or SB-2, for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.30 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.31 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.32 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement.

         Section 1.33 "Special Activity" shall mean a merger, acquisition, or any other event outside the ordinary course of the Company's business for which the Company needs funds in addition to its ordinary working capital needs.

         Section 1.34 "Trading Cushion" shall mean the mandatory fifteen (15) Trading Days between Put Dates, except for Special Activity, during which period the Trading Cushion shall be seven (7) Trading Days.

         Section 1.35 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

         Section 1.36 "Valuation Event" shall mean an event in which the Company at any time after the date of this Agreement and prior to the end of the Commitment Period takes any of the following actions:

              (a) subdivides or combines its Common Stock;

              (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares;

              (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above or (d) and (e) below, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration (other than pursuant to this Agreement);

              (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

              (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

              (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

              (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put.

         Section 1.37 "Valuation Period" shall mean the period of five (5) Trading Days during which the Purchase Price of the Common Stock is valued, which period shall be with respect to the Purchase Price on any Put Date, the two (2) Trading Days immediately preceding and the two (2) Trading Days following the Trading Day on which a Put Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.

         Section 1.38 "Warrant" shall mean the warrants to purchase up to 60,000 shares of Common Stock to be issued to Investor, seventy-five percent (75%) of which shall be issued at the Initial Closing and the remaining twenty-five percent (25%) to be issued immediately after the Investor has invested three million five hundred thousand dollars ($3,500,000) to purchase Put Shares under the terms and conditions of this Agreement, in the form of Exhibit B hereto.

         Section 1.39 "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant.


                                   ARTICLE II

                        Purchase and Sale of Common Stock

         Section 2.1 Investments.


              (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall purchase pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price on such Put Date, which amount shall not exceed the Maximum Put Amount on such date.

              (b) Maximum Aggregate Amount of Puts. Anything in this Agreement to the contrary notwithstanding, unless the Company obtains shareholder approval of this Agreement pursuant to the applicable corporate governance rules of the Principal Market, the Company may not make a Put (or issue any additional shares under Section 2.5) which results in the issuance of more shares of Common Stock in the aggregate pursuant to all Puts made under the terms of this Agreement and all shares reserved for issuance upon exercise of the Warrants which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the date hereof.

         Section 2.2 Mechanics.


              (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, that the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than $250,000 nor more than the Maximum Put Amount.

              (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

         Section 2.3 Closings. On or before each Closing Date for a Put (i) the Company shall arrange for its transfer agent to deliver the Put Shares to be purchased by the Investor pursuant to Section 2.1 herein, to the Depository Trust Company ("DTC") brokerage account specified by the Investor if the Company has been notified in writing that the Investment Amount is held by the Escrow Agent and (ii) the Investor shall deliver the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company shall occur out of escrow in accordance with the Escrow Agreement, provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel in accordance with Section 14.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

         Section 2.4 Termination of Investment Obligation. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) consecutive Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Effective Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4 or 6.6.

         Section 2.5 Additional Shares. In the event that (a) within five Trading Days of any Closing Date, the Company gives notice to the Investor of an impending "blackout period" during which the use of the Registration Statement is not permitted due to the Company's non-disclosure of material information, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such "blackout period" (the "New Bid Price") the Company shall issue to the Investor a number of additional shares (the "Blackout Shares") equal to the difference between (y) the product of the number of Registrable Securities held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period" and the Old Bid Price, divided by the New Bid Price and (z) the number of Registrable Securities held by the Investor during such "blackout period" that are not otherwise freely tradable during such "blackout period". If any such issuance would result in the issuance of a number of shares which exceeds the number set forth in Section 2.1(b), then in lieu of such issuance, the Company shall pay each affected Investor the closing bid price of the Blackout Shares on the first Trading Day following the end of the blackout period in cash within five Trading Days.

         Section 2.6 Increase of Investment Obligation Under Certain Circumstances. The Company shall have the right to increase the Commitment Amount to $14,000,000 in total by notice to the Investor within ten (10) days of the date which is fourteen (14) months after the first Closing Date, provided that all of the following conditions are met:

              (a) the Company reported cash and equivalents in its most recent Form 10-Q of at least $3,500,000; and

              (b) the Company has achieved net revenues in each quarter as follows:

                    March 31, 2000            $500,000

                    June 30, 2000             $1,000,000

                    September 30, 2000        $1,250,000

                    December 31, 2000         $2,000,000

                    March 31, 2001            $2,250,000

              (c) Roy Israel must continue to be Chief Executive Officer; and

              (d) the Registration Statement must be effective.



                                  ARTICLE III

                   Representations and Warranties of Investors

Investor represents and warrants to the Company that:

         Section 3.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 3.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 3.4 Not an Affiliate. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         Section 3.5 Organization and Standing. Investor is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

         Section 3.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 3.7 Disclosure; Access to Information. Investor has received and reviewed all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has reviewed copies of any such reports that have been requested by it.

         Section 3.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

         Section 3.9 Financial Capacity. Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

         Section 3.10 Underwriter Liability. Investor understands that it is the position of the SEC that the Investor is an underwriter within the meaning of
Section 2(11) of the Securities Act and that the Investor will be identified as an underwriter of the Put Shares in the Registration Statement.

                                   ARTICLE IV

                  Representations and Warranties of the Company

The Company represents and warrants to the Investors that, except as set forth the Schedule of Exceptions attached hereto:

         Section 4.1 Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section 4.2 Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement and to issue the Put Shares, the Warrant and the Warrant Shares, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Warrant and the Escrow Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Put Shares at the Floor Price. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Put Shares.

         Section 4.3 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.001 par value per share, of which 3,416,233 shares are issued and outstanding as of November 12, 1999 and 5,000,000 shares of preferred stock, par value $.001 per share, 1,850 of which have been designated as Series A Exchangeable Preferred Stock. Except for (i) outstanding options and warrants as set forth in the SEC Documents, (ii) stock options awarded under the Company's 1996 Stock Option Plan, as amended, and
(iii) as set forth in the Disclosure Schedule, there are no outstanding Capital

Shares Equivalents nor any agreement or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

         Section 4.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq Smallcap Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

         Section 4.5 SEC Documents. The Company has delivered or made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

         Section 4.6 Valid Issuances. When issued and paid for in accordance with a Put, the Put Shares will be registered for sale to the Investors by the Company and by the Investors to the public, and will be duly and validly issued, fully paid, and non-assessable. When issued and paid for upon exercise of the Warrant, the Warrant Shares will be registered for sale to the Investors by the

Company and will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Put Shares nor the Company's performance of its obligations under this Agreement, the Registration Rights Agreement, the Warrant or the Escrow Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Put Shares or Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrant and the Warrant Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

         Section 4.7 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrant or the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Put Shares, the Warrant or the Warrant Shares in accordance with the terms hereof (other than any SEC, Nasdaq or state securities filings that may be required to be made by the Company subsequent to Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq Stock Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

         Section 4.8 No Material Adverse Change. Since September 30, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

         Section 4.9 No Undisclosed Events or Circumstances. Since September 30, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 4.10 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

         Section 4.11 No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Convertible Preferred Stock or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section 4.12 Material Non-Public Information. Except as set forth in the Disclosure Schedule, the Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 4.13 Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

         Section 4.14 Tax Matters.


              (a) The Company has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since June 30, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

              (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

              (c) The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

              (d) For purposes of this Section 4.14:

         "IRS" means the United States Internal Revenue Service.

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         Section 4.15 Property. Neither the Company nor any of its subsidiaries owns any real property except as set forth in the SEC Documents. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

         Section 4.16 Licensing and Permits. The Company holds all necessary licenses and permits for the conduct of its business. All of such licenses and permits are in good standing and the Company is not in material default of any of the conditions thereof.

         Section 4.17 Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

         Section 4.18 Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

         Section 4.19 Payments and Contributions. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

         Section 4.20 No Misrepresentation. Except as set forth in the Disclosure Schedule, the representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                            Covenants of the Investor

         The Investor covenants with the Company that:

         Section 5.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Investor agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Put Shares from the Investor.

         Section 5.2 Short Sales. Section 5.3 The Investor and its affiliates shall not engage in short sales of the Company's Common Stock.

                                   ARTICLE VI

                            Covenants of the Company

         Section 6.1 Registration Rights. The Company shall cause the Registration Statement to become and then remain effective throughout the term of this Agreement, or until all shares of Common Stock registered thereunder have been sold, in which event the Company shall file a further Registration Statement permitting the sale of additional Put Shares and the Warrant Shares, which such additional Registration Statement shall be effective within one hundred twenty (120) days of the termination or withdrawal of the present Registration Statement, or the Investor's obligations under this Agreement shall terminate.

         Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company issue the Put Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

         Section 6.3 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within one Trading Day of the Company's receipt thereof.

         Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 Legends. The certificates evidencing the Common Stock to be sold to the Investors shall be free of restrictive legends.

         Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 . Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

         Section 6.8 Expectations Regarding Put Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.9 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.10 Minimum Issuance of Put Shares. The Company shall issue Put Notices in the minimum amount of $500,000 during the Commitment Period.

         Section 6.11 Limitation on Similar Financing. The Company agrees that it will not enter into any other equity line of credit type of agreement at a price below the then-current bid price of the Common Stock during the Commitment Period without the prior written consent of the Investor.

         Section 6.12 Special Activity. The Company shall give the Investor at least twenty-one days' advance written notice of any Special Activity, or else the Trading Cushion shall remain at fifteen (15) Trading Days.

                                  ARTICLE VII

                         Conditions to Delivery of Puts
                            and Conditions to Closing

         Section 7.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

              (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

              (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of the Investor to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on both (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

              (a) Closing Certificate. All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date as though made as of such date (other than warranties which speak as of a specific date) and the Company shall have delivered into escrow an Officer's Certificate signed by its Chief Executive Officer certifying that all of the Company's representations and warranties herein remain true and correct as of the Closing Date and that the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company prior to such Closing;

              (b) Blue Sky. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Common Stock to the Investor and by the Investor as set forth in the Registration Rights Agreement or shall have the availability of exemptions therefrom;

              (c) Delivery of Put Shares. Delivery to the Depository Trust Company DWAC account specified by the Investor of the Put Shares;

              (d) Opinion of Counsel. Receipt by the Investor of an opinion of counsel to the Company, in the form of Exhibit C hereto; and

              (e) Registration of the Common Stock with the SEC. The Registration Statement shall remain effective (or, if a further Registration Statement shall be necessary, shall have previously become effective) and shall be available for making resales of the Put Shares by the Investor on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.

              (f) Authority. The Company will satisfy all laws and regulations pertaining to the sale and issuance of the Put Shares.

              (g) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Escrow Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

              (h) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

              (i) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

              (j) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not be delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening to delist the Common Stock from the Principal Market.

              (k) Minimum Trading Volume. The dollar value of the average daily trading volume of the Common Stock on the Principal Market during the thirty
(30) Trading Days prior to the Put Date shall be at least $20,000.

              (l) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is reasonably likely to occur within the thirty (30) Trading Days following the Trading Day on which such Notice is deemed delivered).

              (m) Trading Cushion. The Trading Cushion shall have elapsed since the next preceding Put Date.


              (n) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2.

                                  ARTICLE VIII

         Due Diligence Review; Non-Disclosure of Non-Public Information.

         Section 8.1 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investors (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2 Non-Disclosure of Non-Public Information.

              (a) The Company shall not disclose non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investors.

              (b) The Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                           Transfer Agent Instructions

         Section 9.1 Transfer Agent Instructions. Upon each Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions to deliver the Put Shares without restrictive legends to the DTC DWAC account specified by Investor.

         Section 9.2 No Legend or Stock Transfer Restrictions. No legend shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto.

         Section 9.3 Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Put Shares.

                                   ARTICLE X

                                 Indemnification

         Section 10.1 Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive each Closing and the consummation of the transactions contemplated hereby until the expiration of one year from the date of the Put to which such claim applies. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

         Section 10.2 General Indemnity. The Company agrees to indemnify and hold harmless the Investor (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Investor to any third party as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Investor agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company to any third party as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Investor herein. The indemnification against such third-party claims shall survive any expiration of this Agreement.

         Section 10.3 Securities Law Indemnity.

              (a) The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act ("Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, specifically for use in the preparation thereof. This Section 10.3(a) shall not inure to the benefit of any Distributing Investor with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Investor failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Investor was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have.

         Section 10.4 Indemnification Procedure. Any party entitled to indemnification under this Article X (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article X except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article X to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article X shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to.

         Section 10.5 Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 10.4 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 10.4 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 10.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 10.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding any other provision of this Section 10.5, in no event shall any (i) Investor be required to undertake liability to any person under this Section 10.5 for any amounts in excess of the dollar amount of the net proceeds to be received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.

                                   ARTICLE XI

                                  Choice of Law

         Section 11.1 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Each party submits to the exclusive jurisdiction of the State and Federal courts sitting in New York County, New York as the sole forum for hearing disputes under this Agreement or any of the Agreements attached as Exhibits hereto. The non-prevailing party to any proceeding (as determined by the Court) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such proceeding. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available, and the prevailing party shall be entitled to reasonable attorneys' fees incurred in connection with any such injunctive proceeding.

                                  ARTICLE XII

                                   Assignment

         Section 12.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed in the case of an assignment to an affiliate of the Investor, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound hereby, provided, that Investor shall not assign its rights to any person identified by the Company to the Investor as being in a business competitive with that of the Company.

                                  ARTICLE XIII

                                     Notices

         Section 13.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

                                                     Mr. Roy Israel, Chief Executive Officer
                                                     NAM Corporation
                                                     1010 Northern Boulevard
                                                     Great Neck, NY 11021
                                                     Telephone: (516) 829-4343
                                                     Facsimile:  (516) 829-4395

         with a copy to:                             Robert Matlin, Esq.
                                                     Camhy Karlinsky & Stein LLP
         (shall not constitute notice)               1740 Broadway
                                                     16th Floor
                                                     New York, NY  10019-4315
                                                     Telephone: (212) 830-5761
                                                     Facsimile:  (212) 977-8389


         if to the Investor:                         Moldbury Holdings Limited
                                                     c/o Dr. Dr. Batliner & Partner
                                                     Aeulestrasse 74, Postfach 86
                                                     FL-9490 Vaduz
                                                     Furstentum Liechtenstein
                                                     Attention: Hans Gassner
                                                     Telephone: 011-075-236-0404
                                                     Facsimile: 011-075-236-0405


         with a copy to:                             Joseph A. Smith, Esq.
         (shall not constitute notice)               Epstein Becker & Green, P.C.
                                                     250 Park Avenue
                                                     New York, New York
                                                     Telephone: (212) 351-4500
                                                     Facsimile: (212) 661-0989



Either party hereto may from time to time change its address or facsimile number for notices under this Section 13.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE XIV

                                  Miscellaneous

         Section 14.1 Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 14.2 Entire Agreement. This Agreement, the Exhibits hereto, which include, but are not limited to the Escrow Agreement, the Warrant and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 14.3 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder for a period of three years. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 14.4 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 14.5 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 14.6 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 14.7 Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Investors' counsel in the amount of $10,000 plus $1,000 per Closing of a Put.

         Section 14.8 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 14.9 Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                      NAM Corporation


                                      By: /s/ Roy Israel
                                         ------------------------------
                                         Roy Israel,
                                         Chief Executive Officer


                                      Moldbury Holdings Limited


                                      By:  /s/ Hans Gassner
                                         ------------------------------
                                           Hans Gassner,
                                           Authorized Signatory